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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                                August 3, 2001

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                          AVERY COMMUNICATIONS, INC.
              (Exact Name of Registrant as Specified in Charter)


   Delaware                        000-27095              22-2227079
   (State or Other Jurisdiction    (Commission            (IRS Employer
   of Incorporation)               File Number)           Identification No.)


                             190 South Lasalle Street
                                   Suite 1710
                             Chicago, Illinois 60603
               (Address of Principal Executive Offices)(Zip Code)


                                 (312) 419-0077
                             (Registrant's telephone
                          number, including area code)


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Item 5.  Other Information.

         On August 3, 2001, Avery Communications, Inc., through its wholly owned subsidiary ACI Communications, Inc. ("ACI"), completed its previously announced acquisition of assets from nTelecom Holdings, Inc, a Delaware corporation, OAN Services, Inc., a Texas corporation and OAN Services of Florida, Inc., a Texas corporation (collectively, "OAN"), whereby ACI acquired substantially all of the assets of OAN. The aggregate purchase price was approximately $10.4 million. The acquisition is more fully described in the Asset Purchase Agreement and the Management Support and Post-Petition Financing Agreement, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Businesses Acquired.

              The financial statements required by this item will be filed by amendment not later than 60 days after the date that this Current Report on Form 8-K must be filed.

         (b)  Pro Forma Financial Information.

              The pro forma financial information required by this item will be filed by amendment not later than 60 days after the date that this Current Report on Form 8-K must be filed.

         (c)   Exhibits.

              2.1 Asset Purchase Agreement dated May 25, 2001 by and among OAN Services, Inc., nTelecom Holdings Inc., OAN Services of Florida, Inc. and ACI Communications, Inc.

              2.2 Management Support and Post-Petition Financing Agreement dated May 25, 2001 by and among OAN Services, Inc., nTelecom Holdings Inc., OAN Services of Florida, Inc. and ACI Communications, Inc.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 20, 2001           AVERY COMMUNICATIONS, INC.

                                By: /s/ Scot M. McCormick
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                                   Scot M. McCormick
                                   Vice President